Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Stephen C. Jumper, CEO and President

James K. Brata, Chief Financial Officer

(800) 332-9766
www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

FOURTH QUARTER AND FULL YEAR 2015 RESULTS

MIDLAND, Texas, March 11, 2016/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”) today reported preliminary financial results for its fourth quarter and full year ended December 31, 2015.

On February 11, 2015, legacy Dawson Geophysical Company and legacy TGC Industries, Inc. consummated their previously announced strategic business combination. The merger transaction was accounted for as a reverse acquisition with legacy Dawson Geophysical being deemed the accounting acquirer with the results of legacy TGC Industries, Inc. being reflected in the Company’s reported consolidated financial results only for periods from and after February 11, 2015. The merged companies adopted a calendar fiscal year ending December 31. Due to the foregoing, comparative financial results that include periods prior to February 11, 2015 are not comparable to financial results that include periods from and after February 11, 2015. As a result, the Company is including selected unaudited pro-forma financial information showing, on a pro forma basis, the effect of the business combination as if it had occurred on January 1, 2014 (together with the assumptions related thereto), at the end of this press release. Additional information regarding the business combination and its impact on the Company’s financial position will be set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2015, which will be filed with the Securities and Exchange Commission on or about March 15, 2016 and will include the Company’s audited consolidated financial statements (i) as of and for the years ended December 31, 2015 and September 30, 2014, (ii) for the three months ended December 31, 2014 and (iii) for the years ended September 30, 2014 and 2013.

For the quarter ended December 31, 2015, the Company reported revenues of $55,130,000 as compared to $50,802,000 (or $76,897,000 on a pro forma basis) for the quarter ended December 31, 2014. For the fourth quarter 2015, the Company reported a net loss of $4,940,000, or $0.23 loss per share attributable to common stock, as compared to a net loss of $4,991,000 (or $7,722,000 on a pro forma basis) or $0.36 (or $0.36 on a pro forma basis) loss per share attributable to common stock for the quarter ended December 31, 2014. The Company reported EBITDA of $3,945,000 for the quarter ended December 31, 2015 compared to $2,906,000 (or $1,642,000 on a pro forma basis) for the quarter ended December 31, 2014.

For the year ended December 31, 2015, the Company reported revenues of $234,685,000 as compared to $244,304,000 (or $363,152,000 on a pro forma basis) for the year ended December 31, 2014. For the full year 2015, the Company reported a net loss of $26,279,000 or $1.27 loss per share attributable to common stock as compared to a net loss of $14,714,000 (or $15,533,000 on a pro forma basis) or $1.05 loss per share (or $0.73 on a pro forma basis) attributable to common stock for the year ended December 31, 2014. The Company reported EBITDA of $7,488,000 for the year-ended December 31, 2015 compared to $20,776,000 (or $26,382,000 on a pro forma basis) for the year-ended December 31, 2014. Included in the yearly results for December 31, 2015 and December 31, 2014 were approximately $3,314,000 and $3,125,000, respectively, of transaction costs related to the completed business combination with TGC Industries, Inc.

Stephen C. Jumper, President and CEO, said, “2015 was both exciting and difficult for our Company. We are very pleased to have completed our strategic business combination on February 11, 2015 with TGC Industries. The combination brings together two of the strongest companies in the industry, the benefits of which are well described in earlier Company filings. 2015 was also a difficult year as decreasing commodity prices negatively impacted demand for services across North America as our clients significantly reduced their capital budgets. Despite the current economic conditions, we are confident that the combination strategically positions Dawson Geophysical to emerge from the downturn as a robust company. Our balance sheet remains strong as we continue to pay down our already low level of short-term debt. Our equipment base is state-of-the-art and among the best in the industry. We continue to refine our personnel base to position the company to react quickly as commodity prices improve.”

Mr. Jumper continued, “The Company operated approximately eight to ten crews in the United States with limited activity in Canada during the fourth quarter of 2015. During the fourth quarter, WTI oil prices continued their slide, ending the year near $38 per barrel and reaching as low as near $27 per barrel during the first quarter of 2016. Since that time, oil prices have increased to their current level of near $38 per barrel. As a result, demand for services has continued to decline, several near term projects were delayed for a variety of reasons including final approval of project funding, project partnership agreements among our clients and delays in securing land access agreements. Economic uncertainty continues to delay the final approval of projects. In November of 2015, we anticipated operating eight to ten crews in the United States well into the first quarter of 2016. Based on currently available information, however, we anticipate operating four to six crews in the United States into the second quarter of 2016. Currently, visibility beyond the second quarter is limited given the continued fluctuations in oil prices. We are currently operating two crews in the seasonal Canadian market which concludes in the March 2016 time frame. In response to further deterioration of current market conditions, we have reduced head count an additional 25% since the beginning of 2016 and upper management have taken salary reductions of 5 to 25 percent for 2016. Short term incentive plans are suspended and we continue to explore other appropriate cost reduction options.”

Capital expenditures for 2015 totaled $6,920,000, which was below the previously announced $10 million maintenance capital budget approved by the Board of Directors. The Company anticipates a capital budget of less than $10,000,000 for 2016 primarily dedicated to maintenance capital items and the replacement of recording channels lost in the spring floods of 2015. The Company’s balance sheet remains strong at December 31, 2015 with approximately $58,009,000 of cash and cash equivalents and short-term investments, $71,049,000 of working capital, and $10,691,000 of debt and capital lease obligations.

Mr. Jumper concluded, “Despite the challenging environment, we continue to work with several of our clients on potential projects for 2016. Our experience working through previous downturns, combined with our strong balance sheet, a state-of-the-art equipment base, and the most experienced and talented workforce in the industry, positions us to successfully navigate the current downturn. All of these factors in conjunction with the strategic business combination with TGC position Dawson to respond rapidly as market conditions improve.”

Conference Call Information

Dawson Geophysical Company will host a conference call to review its fiscal year-end and fourth quarter 2015 financial results on March 11, 2016 at 9 a.m. CT. Participants can access the call at 1-888-348-3664 (US) and 1-412-902-4233 (Toll/International). To access the live audio webcast or the subsequent archived recording, visit the Dawson website at www.dawson3d.com. Callers can access the telephone replay through March 14, 2016 by dialing 1-877-870-5176 (Toll-Free) and 1-858-384-5517 (Toll/International). The passcode is 10080752. The webcast will be recorded and available for replay on Dawson’s website until April 10, 2016.

About Dawson

Dawson Geophysical Company is a leading provider of North America onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by GAAP, the Company has included in this press release information about the Company’s EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines EBITDA as net income (loss) plus interest expense, interest income, income taxes, depreciation and amortization expense. The Company uses EBITDA as a supplemental financial measure to assess:

•                  the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•                  its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•                  the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

The Company also understands that such data are used by investors to assess the Company’s performance.  However, the term EBITDA is not defined under generally accepted accounting principles, and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles.  When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with generally accepted accounting principles. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, depreciation and amortization. A reconciliation of the Company’s EBITDA to its net loss is presented in the table following the text of this press release.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. Such forward looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward looking statements as a result of certain factors. These risks include, but are not limited to, dependence upon energy industry spending; the volatility of oil and natural gas prices; high fixed costs of operations and high capital requirements; operational disruptions; changes in economic conditions; industry competition; reduced utilization; the potential for contract delays, reductions or cancellations of service contracts; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; disruptions in the global economy; whether the Company enters into turnkey or dayrate contracts; crew productivity;  the availability of capital resources; limited number of customers; and credit risk related to our customers. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-Q that was filed with the Securities and Exchange Commission on November 6, 2015 and in Exhibit 99.5 to the Company’s Form 8-K/A that was filed with the Securities and Exchange Commission on April 30, 2015. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(PRELIMINARY AND UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Operating revenues	$55,130,000	$50,802,000	$234,685,000	$244,304,000
Operating costs:
Operating expenses	47,181,000	42,957,000	205,566,000	207,185,000
General and administrative	4,587,000	5,093,000	22,729,000	17,012,000
Depreciation and amortization	11,503,000	9,736,000	47,072,000	40,028,000
	63,271,000	57,786,000	275,367,000	264,225,000

Loss from operations	(8,141,000)	(6,984,000)	(40,682,000)	(19,921,000)
Other income (expense):
Interest income	75,000	20,000	159,000	76,000
Interest expense	(117,000)	(93,000)	(609,000)	(493,000)
Other income	583,000	154,000	1,098,000	669,000
Loss before income tax	(7,600,000)	(6,903,000)	(40,034,000)	(19,669,000)

Income tax benefit	2,660,000	1,912,000	13,755,000	4,955,000

Net loss	$(4,940,000)	$(4,991,000)	$(26,279,000)	$(14,714,000)

Other comprehensive loss:
Net unrealized loss on foreign exchange rate translation, net of tax	$(516,000)	$(127,000)	$(1,480,000)	$(344,000)

Comprehensive loss	$(5,456,000)	$(5,118,000)	$(27,759,000)	$(15,058,000)

Basic loss per share attributable to common stock	$(0.23)	$(0.36)	$(1.27)	$(1.05)

Diluted loss per share attributable to common stock	$(0.23)	$(0.36)	$(1.27)	$(1.05)

Cash dividend declared per share of common stock	$—	$0.05	$—	$0.18

Weighted average equivalent common shares outstanding	21,590,943	14,019,813	20,688,185	14,012,871

Weighted average equivalent common shares outstanding —assuming dilution	21,590,943	14,019,813	20,688,185	14,012,871

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED BALANCE SHEETS

(PRELIMINARY AND UNAUDITED)

	December 31,	September 30,
	2015	2014
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$37,009,000	$22,753,000
Short-term investments	21,000,000	27,000,000
Accounts receivable, net of allowance for doubtful accounts of $250,000 at December 31, 2015 and September 30, 2014	35,700,000	39,995,000
Prepaid expenses and other assets	6,150,000	2,420,000

Total current assets	99,859,000	92,168,000

Property, plant and equipment	345,619,000	337,922,000
Less accumulated depreciation	(198,052,000)	(173,428,000)

Net property, plant and equipment	147,567,000	164,494,000

Intangibles	361,000	—

Total assets	$247,787,000	$256,662,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,401,000	$10,720,000
Accrued liabilities:
Payroll costs and other taxes	1,074,000	1,998,000
Other	4,604,000	4,097,000
Deferred revenue	6,146,000	801,000
Current maturities of notes payable and obligations under capital leases	8,585,000	6,752,000

Total current liabilities	28,810,000	24,368,000

Long-term liabilities:
Notes payable and obligations under capital leases less current maturities	2,106,000	4,933,000
Deferred tax liability	5,319,000	27,831,000
Other accrued liabilities	1,834,000	—

Total long-term liabilities	9,259,000	32,764,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 4,000,000 shares authorized, none outstanding	—	—
Common stock-par value $0.01 per share; 35,000,000 shares authorized, 21,629,310 and 14,194,810 shares issued, and 21,580,865 and 14,194,810 shares outstanding at December 31, 2015 and September 30, 2014, respectively	216,000	142,000
Additional paid-in capital	142,269,000	98,632,000
Retained earnings	69,057,000	100,973,000
Treasury stock, at cost; 48,445 shares at December 31, 2015 and none at September 30, 2014	—	—
Accumulated other comprehensive loss, net of tax	(1,824,000)	(217,000)

Total stockholders’ equity	209,718,000	199,530,000

Total liabilities and stockholders’ equity	$247,787,000	$256,662,000

Reconciliation of EBITDA to Net loss

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Net loss	$(4,940)	$(4,991)	$(26,279)	$(14,714)
Depreciation and amortization	11,503	9,736	47,072	40,028
Interest expense (income), net	42	73	450	417
Income tax benefit	(2,660)	(1,912)	(13,755)	(4,955)
EBITDA	$3,945	$2,906	$7,488	$20,776

Reconciliation of EBITDA to Net Cash provided by (used in) Operating Activities

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Net cash provided by (used in) operating activities	$2,210	$(1,683)	$20,088	$30,472
Changes in working capital and other items	2,097	5,040	(11,444)	(8,426)
Noncash adjustments to income	(362)	(451)	(1,156)	(1,270)
EBITDA	$3,945	$2,906	$7,488	$20,776

Pro Forma Information

The following unaudited pro forma condensed financial information for the three and twelve months ended December 31, 2015 and 2014 gives effect to the Merger as if it had occurred on January l, 2014. The unaudited pro forma condensed financial information has been included for comparative purposes only and is not necessarily indicative of the results that might have occurred had the transactions taken place on the dates indicated and is not intended to be a projection of future results. The unaudited pro forma financial information reflects certain adjustments related to the acquisition, such as (1) to record certain incremental expenses resulting from purchase accounting adjustments, such as reduced depreciation expense in connection with the fair value adjustments to property, plant and equipment; and (2) to record the related tax effects. Shares used in the calculations of earnings per share in the table below were 21,590,943 and 21,400,593 for the three months ended December 31, 2015 and 2014, respectively, and 21,537,480 and 21,393,651 for the years ended December 31, 2015 and 2014, respectively.

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Pro forma total revenues	$55,130,000	$76,897,000	$248,295,000	$363,152,000
Pro forma net loss	$(4,940,000)	$(7,772,000)	$(30,256,000)	$(15,533,000)
Pro forma net loss per share
Basic	$(0.23)	$(0.36)	$(1.40)	$(0.73)
Diluted	$(0.23)	$(0.36)	$(1.40)	$(0.73)